EXHIBIT 11

            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                     (in thousands, except per share data)

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
                                                                                      Years Ended June 30,
Net income per share was computed as follows:                                   1996            1995             1994
                                                                                ----            ----             ----
  Primary:
    1)  Income before extraordinary item and
        cumulative effect of changes in accounting principles                 $6,504           $7,479            $4,807
    2)  Extraordinary loss on early extinguishment of
         debt (net of income tax benefit of $487)                               (795)
    3)  Cumulative effect of changes in accounting for:
          Postretirement benefits (net of income tax
            benefit of $355)                                                                                       (532)
          Income taxes                                                                            933
    4)  Net income                                                            $5,709           $7,479            $5,208
                                                                               =====            =====             =====
    5)  Weighted average common shares outstanding                             7,248            6,010             5,965
    6)  Incremental shares under stock options
           computed under the treasury stock method
           using the average market price of issuer's
           common stock during the periods                                       247              185               120
                                                                                 ---           ------               ---
     7) Weighted average common and common equivalent
           shares outstanding                                                  7,495            6,195             6,085
                                                                               =====            ======           ======

     8) Income per share before extraordinary item and
          cumulative effect of changes in accounting principles (item 1
          divided by item 7)                                                   $ .87           $ 1.21           $  0.79
     9) Extraordinary loss on early extinguishment of debt                      (.11)
    10) Cumulative effect of changes in accounting for
            postretirement benefits and income taxes                                                               0.07
    11) Net income per share (item 4 divided by item 7)                       $  .76           $ 1.21           $  0.86
                                                                               =====            ======           ======

  Fully diluted:
    1)  Income before extraordinary item and
            cumulative effect of changes in accounting principles             $6,504           $7,479            $4,807
    2)  Extraordinary loss on early extinguishment of
             debt (net of income tax benefit of $487)                           (795)

    3)  Cumulative effect of changes in accounting for:
             Postretirement benefits (net of income tax
              benefit of $355)                                                                                     (532)
             Income taxes                                                                                           933
                                                                               -----            -----             -----
    4)  Net income                                                            $5,709           $7,479            $5,208
                                                                               =====            =====             =====
    5)  Weighted average common shares outstanding                             7,248            6,010             5,965
    6)  Incremental shares under stock options
             computed under the treasury stock method
             using the market price of issuer's common
             stock at the end of the periods if higher
             than the average market price                                       247              253               207
                                                                                 ---            ------           ------
    7)  Weighted average common and common equivalent
             shares outstanding                                                7,495            6,263             6,172
                                                                               =====            ======           ======
    8)  Income per share before extraordinary item and
             cumulative effect of changes in accounting principles (item 1
              divided by item 7)                                                $.87           $ 1.19           $  0.78
     9) Extraordinary loss on early extinguishment of debt                       (11)
    10) Cumulative effect of changes in accounting for
              postretirement benefits and income taxes                                                             0.06
                                                                            --------         ---------             ----
    11) Net income per share (item 4 divided by item 7)                    $   .76           $   1.19           $  0.84
                                                                               =====            ======           ======
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